UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 of 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2015

American Realty Capital Hospitality Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55394	80-0943668
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation or		Identification No.)
organization)

405 Park Avenue, 14th Floor

New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 2, 2015, American Realty Capital Hospitality Trust, Inc. (the “Company”) completed the acquisition of two hotels (the “First Noble Closing Hotels”) from affiliates of Noble Investment Group, LLC for an aggregate purchase price of $48.6 million, which was funded with $3.6 million previously paid as an earnest money deposit, $19.0 million from the Company’s ongoing initial public offering and $26.0 million from an advance, secured by a mortgage on the First Noble Closing Hotels, under the Company’s existing term loan agreement (the “Term Loan Agreement”) with Deutsche Bank AG New York Branch, as administrative agent, Deutsche Bank Securities Inc. and BMO Capital Markets, as joint lead arrangers and joint book-running managers, and Bank of Montreal, as syndication agent.

Following the advance, approximately $122.8 million was outstanding under the Term Loan Agreement at an interest rate of 3.95% per annum. Assuming the full $450 million of lender commitments are available as expected, the Company has approximately $327.2 available for additional advances under the Term Loan Agreement, which may be used: (i) to fund closing consideration required to complete the six remaining separate closings of hotels to be acquired in the Company’s previously announced pending acquisitions of separate, independent hotel portfolios from affiliates of each of Summit Hotel Properties, Inc. (NYSE:INN), Noble Investment Group, LLC and Wheelock Street Capital, LLC; or (ii) for general working capital purposes. Each advance is subject to customary funding conditions and there can be no assurance that all, or any, of the advances will be funded.

The First Noble Closing Hotels were purchased pursuant to agreements among wholly-owned subsidiaries of the Company’s operating partnership and affiliates of Noble Investment Group, LLC, which were first entered into on June 15, 2015. These agreements, as amended, provide for the purchase and sale of fee simple interests in the First Noble Closing Hotels and 11 other hotels (collectively, the “Noble Portfolio”) in four separate closings for an aggregate cash purchase price of approximately $300.0 million, subject to closing prorations and other adjustments. Two of the remaining closings are scheduled to occur in December 2015, and the third remaining closing is scheduled to occur in the first quarter of 2016. All three remaining closings are expected to be funded in a similar manner to the first closing, and the Company has certain rights to postpone the final two remaining closings.

The following table lists information about the First Noble Closing Hotels.

Hotel	Location	Number of Rooms

Hilton Garden Inn Monterey	Monterey, CA	204
Hyatt Place Chicago/Schaumburg	Schaumburg, IL	127

Item 8.01. Other Events.

On November 4, 2015, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements required with respect to the Noble Portfolio will be filed no later than 71 days after the date this Current Report on Form 8-K was required to be filed.

(b) Pro forma financial information.

The pro forma information required with respect to the Noble Portfolio will be filed no later than 71 days after the date this Current Report on Form 8-K was required to be filed.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated November 4, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

Date: November 4, 2015	By:	/s/ Jonathan P. Mehlman
	Name:	Jonathan P. Mehlman
	Title:	Chief Executive Officer and President